United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 31, 2025

Date of Report (Date of earliest event reported)

Armlogi Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42099	92-0483179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20301 East Walnut Drive North Walnut, California	91789
(Address of Principal Executive Offices)	(Zip Code)

(888) 691-2911

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 31, 2025, Ms. Florence Ng and Mr. Kwong Sang Liu, both directors of Armlogi Holding Corp. (the “Company”), submitted letters of resignation indicating their intention to resign as the Company’s directors, effective August 31, 2025, which have been accepted by the board of directors of the Company (the “Board”). Ms. Ng and Mr. Liu have each advised the Company that their resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company. Ms. Ng and Mr. Liu have each acknowledged that they have been paid all amounts due to them and that they are not entitled to any payments or benefits of any kind from the Company, and they have each irrevocably and unconditionally released the Company of and from all claims, demands, actions, and causes of actions.

On August 31, 2025, the nominating and corporate governance committee of the Board recommended, and the Board approved and appointed Mr. Maxwell Lin and Mr. David Chiu to serve as the Company’s directors. Mr. Lin received his Bachelor of Laws degree from Shoochow University in 1977, his MBA degree in Business Management from La Verne University in 1983, and his Juris Doctor degree from Western University, College of Law in 1988. Mr. Lin has over three decades of experience in the legal profession. Since 1989, Mr. Lin has practiced law as the founder/CEO of Law Offices of Maxwell E. Lin & Associates, where he is responsible for representing clients in various legal matters. Mr. Chiu received his bachelor’s degree in Economics from the University of Victoria in 2001 and his master’s degree in Business Management from California America University. He brings valuable experience in business operations, management, and international trade. Since 2022, Mr. Chiu has served as the general manager of Aonegroup Inc., where he oversees the company’s import and export activities, manages its wholesale distribution business, and is responsible for overall operational and business development initiatives.

There are no family relationships between Mr. Maxwell Lin and any director or executive officer of the Company, nor between Mr. David Chiu and any director or executive officer of the Company. To the best knowledge of the Company, neither Maxwell Lin, Mr. David Chiu, nor any of their immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 2, 2025

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025

Armlogi Holding Corp.

	By:	/s/ Aidy Chou
	Name:	Aidy Chou
	Title:	Chief Executive Officer